Exhibit 10.1

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this "Agreement") is entered into as of December 31, 2013 (the "Effective Date"), between THE FEMALE HEALTH COMPANY, a Wisconsin corporation (the "Company"), and MARY ANN LEEPER ("Ms. Leeper").

RECITALS

A.Ms. Leeper retired as Senior Strategic Advisor of the Company and a member of the Company's Board of Directors effective December 31, 2013.

B.In connection with Ms. Leeper's retirement, the Company desires to engage Ms. Leeper in a consulting capacity and Ms. Leeper desires to accept such engagement pursuant to the terms and conditions of this Agreement.

AGREEMENTS

In consideration of the recitals and the mutual agreements set forth in this Agreement, the parties agree as follows:

1. Consulting Services.  During the Consulting Term (as defined below), Ms. Leeper shall act as a consultant to the Company in connection with special projects and other tasks assigned to Ms. Leeper by the Chairman of the Board or the Chief Executive Officer of the Company (the "Services").

2. Consulting Term.  Ms. Leeper shall provide the Services commencing on the Effective Date and continuing until either party provides the other party 30 days prior written notice of termination (the "Consulting Term").  Both parties shall evaluate the scope of the Services prior to June 30, 2014 and the parties may mutually agree to modify the scope of this Agreement for Services performed thereafter.

3. Compensation and Reimbursement of Expenses.

(a) Consulting Fee.  In consideration of the Services to be performed by Ms. Leeper during the Consulting Term, the Company shall pay to Ms. Leeper a consulting fee of $6,000 per month on the last business day of each month during the Consulting Term, beginning January 31, 2014.

(b) Reimbursement for Reasonable Business Expenses.  The Company shall pay or reimburse Ms. Leeper for reasonable business travel, telephone or other out-of-pocket expenses incurred by her in connection with the performance of the Services pursuant to this Agreement.  All such expenses must be supported by appropriate documentation.

4. Independent Contractor.  The parties acknowledge and agree that Ms. Leeper is at all times acting and performing as an independent contractor.  Nothing in this Agreement shall be construed (a) to give either party the power to direct or control the daily activities of the other party; (b) to constitute the parties as employer and employee, principal and agent, partners, joint ventures, co-owners or otherwise as participants in a joint undertaking; or (c) to allow either party to create or assume any obligation on behalf of the other party for any purpose whatsoever.  As an independent contractor, Ms. Leeper shall assume full responsibility for payment of all federal, state and local income taxes and any other taxes or withholding resulting from compensation derived by Ms. Leeper under this Agreement and shall also be responsible for all health insurance and other benefits except as expressly provided herein.

5. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin without giving effect to any choice of law provision or rule (whether of the State of

Wisconsin or any other jurisdiction) that would cause the application of any laws of any jurisdiction other than the State of Wisconsin.
6. Amendment. This Agreement may be amended only by an agreement in writing signed by the parties hereto.

7. Assignment.  This Agreement is a consulting services agreement and the performance of any obligation hereunder may not be assigned, delegated or otherwise transferred by Ms. Leeper without the prior written consent of the Company.  The Company may not assign this Agreement without the consent of Ms. Leeper.

8. Entire Agreement, Incorporation of Terms.  This Agreement represents the full and complete understanding of the parties with respect to the subject matter hereof.  The introductory language and the recitals are incorporated into this Agreement by reference.

9. Change of Control Agreement.  The parties acknowledge that the Amended and Restated Change of Control Agreement, dated as of October 1, 2005, as amended, between the Company and Ms. Leeper terminated effective December 31, 2013 upon Ms. Leeper's retirement.

10. Facsimile Signature; Counterparts.  This Agreement may be executed by facsimile signature and in counterparts, each of which shall be deemed an original, but both of which taken together shall constitute one and the same instrument.

Dated as of the date first above written.

THE FEMALE HEALTH COMPANY

BY   /s/  O.B. Parrish

     O.B. Parrish, Chairman and Chief Executive
     Officer

    /s/   Mary Ann Leeper

Mary Ann Leeper